EXHIBIT O - MICHIGAN


  LEASE
  -----

  THIS LEASE, executed as of the 1st day of June 1987, between Dura Corporation, a Michigan corporation, having an office at Omni Center, 26877 Northwestern Highway, Southfield, Michigan 48076 ("Lessor"), and Dura Acquisition Corp., a Delaware corporation, having an office at 26261 Evergreen Road, Southfield, Michigan 48076 ("Lessee");

  WHEREAS, Lessor and Lessee hereby desire to agree to the terms and conditions of a Lease to be effective as provided in Article II below;

  WITNESSETH:
  -----------

  That Lessor, for and in consideration of the rent, covenants and agreement hereinafter specified to be paid, kept and performed by Lessee, hereby leases to Lessee, and Lessee hereby leases from Lessor, the premises hereinafter described upon the terms and conditions herein set forth.


  I.    DESCRIPTION OF PREMISES
        -----------------------

  1. The Leased Premises is located at 1365 E. Beecher, in the City of Adrian and State of Michigan, more fully described in the legal description on Exhibit "A" attached hereto and outlined in red on the survey attached hereto as Exhibit "B," and made a part hereof.

  2. The above described premises, together with any and all buildings and improvements, are herein referred to as the "Leased Premises".

  Included in the term "Leased Premises" are also all machinery, equipment and fixtures necessary for the general operation and maintenance of the Leased Premises, whether installed by Lessor or by Lessee; without limiting the generality of the foregoing, heating, lighting and air conditioning equipment shall be considered necessary to the general operation and maintenance of the Leased Premises. Such fixtures are the property of Lessor and are listed on Exhibit "C" attached hereto and made a part hereof. Machinery, equipment and fixtures not necessary for the general operation and maintenance of the Leased Premises and installed by the Lessee in the conduct of its business are not included in this Lease, shall remain the property of Lessee and may be removed by Lessee at any time during the term of this Lease. At the expiration of the term of this Lease, or any earlier termination of this Lease, Lessee shall remove such

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  machinery, equipment and fixtures not necessary for the general operation and maintenance of the Leased Premises and any damage caused by such removal shall be repaired by Lessee at its own expense. If Lessee does not remove such machinery, equipment and fixtures within 45 days after the expiration or termination of the Lease, such items shall be deemed abandoned by Lessee and shall, at the option of Lessor, become the sole and exclusive property of Lessor.


  II.   TERM OF LEASE
        -------------

  1.    The term of this Lease shall be for a period of fifteen
  (15) years, commencing on June 1, 1987 and terminating on May 31, 2002 unless said term shall be sooner terminated or renewed as hereinafter provided.


  III.  RENT
        ----

  1. Lessee agrees to pay to Lessor an annual rental of One Hundred Fifty Thousand and 00/100 (150,000.00) Dollars in equal monthly installments of Twelve Thousand Five Hundred and 00/100 ($12,500.00) Dollars. It is the intention of Lessor and Lessee that the rent herein specified shall be absolutely net to Lessor in each year during the term of this Lease. Accordingly, all costs, expenses, and obligations of every kind relating to the Leased Premises (except as otherwise specifically provided in this Lease) which may arise or become due during the term of this Lease shall be paid by Lessee, and Lessor shall be indemnified by Lessee against such costs, expenses, and obligations.

  2. The rent shall be paid to Lessor without notice or demand and without abatement, deduction, or setoff, except as otherwise specifically provided in this Lease. The rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this Lease at the office of Lessor or at such other place as Lessor may designate in writing. In the event the Lease commences on a date that is not the first day of the month, the first and last month's rent shall be prorated and the Lease shall terminate fifteen (15) years from the commencement date.

  3. (a) If: (i) Lessor becomes liable to Lessee or any affiliate of Lessee under the terms of the Purchase Agreement of even date herewith between Lessor and lessee (the "Purchase Agreement"); (ii) a court of competent jurisdiction enters a judgment against Lessor in favor of Lessee or any affiliate of Leasee or any affiliate of Lessee on account of such liability;
  (iii) such judgment becomes final as a result of Lessor losing all of its appeals or failing to appeal within the applicable time limits; and (iv) Lessor fails to satisfy the judgment within

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  fifteen days after the date the judgment is final, then Lessee shall have the right to set off against the rent due under this Lease an amount not to exceed $100,000 a year for a period of three years. Such three year period shall run from the expiration of the aforementioned fifteen (15) day period.

        (b)  In addition to the right of setoff set forth in
  Section 3(a), Lessee shall have the right to set off against the rent due under this Lease any amount which Lessee or any affiliate of Lessee is required to pay in satisfaction of any "product liability" (as defined in Section 4.2(v) of the Purchase Agreement) claim for personal injury or injury to property arising out of any occurrence prior to the date hereof which is allegedly caused by any product manufactured or sold by Lessor or any predecessor of Lessor. The right of setoff granted in this clause (b) may be exercised without compliance with any preconditions set forth in clause (a). The amount of setoff permitted hereunder shall not (including any amount set off under clause (a)) exceed $100,000 per year during the first three years after the payment of any such claim and $150,000 per year thereafter until Lessee has been repaid in full. Lessee shall give Lessor prompt notice of such claim and shall tender the defense of such claim to Lessor in accordance with the procedure set forth in Sections 11.6 and 11.7 of the Purchase Agreement.

        (c) The right of setoff under this Section 3 shall run only against the rent due under this Lease and Lessee shall, while exercising such right, continue to make payments of all other amounts due under this Lease.

  4. Lessee shall pay all taxes, assessments, and other public charges of whatsoever kind, which may hereafter be levied or assessed upon or against the building, fixtures or improvements now or hereafter located thereon, or which may arise from or by virtue of the occupancy, use or possession of the Leased Premises, or which may be levied or assessed by any taxing authority upon or against the income from the Leased Premises in lieu of property taxes upon the Leased Premises, all of which taxes, assessments and charges are hereinafter referred to as "taxes". Lessee shall pay the taxes on the later of the date that Lessor submits statements to Lessee or ten (10) days prior to the due date. In the event the Leased Premises shall hereafter be included within any local improvement district created by any governmental authority, Lessee shall be obligated to pay to Lessor the amount required to pay in full all installments of such assessments thereafter accruing, except in the event of the termination of this Lease. All taxes assessed prior to, but payable in whole or in installments after, the effective date of the Lease term, and all taxes assessed during the term but payable in whole or in installments after the Lease term, shall be adjusted and prorated, so that Lessor shall pay its prorated share for the period prior to and for the period

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  subsequent to the Lease term and the Lessee shall pay its prorated share for the Lease term.

  5. Lessee shall have the right before any delinquency occurs to contest or object to the amount or validity of any such taxes by appropriate legal proceedings but this shall not be deemed or construed in any way as relieving, modifying, or extending Lessee's covenant to pay any such taxes at the time and in the manner in this Article provided, unless the legal proceedings shall operate to prevent the sale of the Leased Premises or any part thereof or the placing of any lien thereon to satisfy such taxes prior to the final determination of such proceedings or shall deposit with Lessor, who agrees to deposit the same in an interest bearing account for the benefit of Lessee in a member of a national banking association, as security for the payment of such taxes, either money in an amount sufficient in the reasonable judgment of Lessee to pay said taxes together with all interest and penalties in connection therewith, and all charges that may or might be assessed against or become a charge on the Leased Premises or any part thereof, in said legal proceedings or a surety bond to cover said amount. Upon the termination of such legal proceedings, said money so deposited shall be applied to the payment, removal and discharge of said taxes, if any, then payable and the interest and penalties in connection therewith, and the charges accruing in such legal proceeding, the balance, if any, shall be paid to Lessee. Lessor shall, if required, join in any proceedings in order to prosecute such proceedings properly; provided, however, that Lessor shall not be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings brought by Lessee to contest the validity of any such taxes or assessments and Lessee covenants to indemnify and save Lessor harmless from any such costs or expenses. As between the parties hereto, Lessee, in its own name or in the name of Lessor if so required, shall have the duty of attending to, making or filing any declaration, statement or report which may be provided or required by law as the basis of or in connection with the determination, equalization, reduction or payment of any and every taxes which is to borne or paid or which may become payable by Lessee under the provisions of this Article III.

  6. Lessee shall pay all premiums which become due during the term of this Lease for fire, extended coverage and additional extended coverage insurance and for liability insurance, as required by Article IV hereof.

  7. Lessee shall also pay all charges for water, electricity, gas, telephone and other utility services furnished to the Leased Premises. Lessor shall not be required to furnish Lessee any such facilities or services of any kind.



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  8.    Lessee shall pay and indemnify Lessor against all legal
  costs and charges, including counsel fees lawfully and reasonably incurred, in obtaining possession of the Leased Premises after a default of Lessee or after Lessee's default in surrendering possession upon the expiration or earlier termination of the term of the Lease or enforcing any covenant of Lessee in this Lease.

  9. Each and every payment required to be made by Lessee pursuant to this Article III shall be made before such payment becomes delinquent. Lessee shall furnish Lessor with evidence that such payments were made within ten days after Lessor requests the same in writing.


  IV.   INSURANCE
        ---------

  1. Lessee shall, during the entire term hereof, keep in force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, and the business operated by Lessee and any sub-tenant of Lessee in the Leased Premises providing protection to Lessor with a $3,000,000 combined single limit of liability for bodily injury or property damage arising out of one occurrence. Lessee also shall, during the entire term hereof, carry insurance for fire, windstorm, and special extended coverage (as determined by Lessor, including, without limitation, boiler and machinery insurance with limits sufficient to protect all objects at the Leased Premises) insuring the improvements located within the Leased Premises (including, without limitation, Lessee's trade fixtures, furnishings, inventory, and other personal property) at the then replacement cost thereof. Lessor shall not be liable to Lessee for any loss or damage suffered by Lessee which is not covered by such insurance. Such insurance policies shall name Lessor, any other parties-in-interest designated by Lessor, and Lessee, as insured, and shall contain: (a) a clause that the insurer will not cancel or change the insurance policies without first giving Lessor 30 days' prior written notice, and (b) a waiver of subrogation. Such insurance policies shall be written on an "occurrence" basis, and not on a "claims made" basis. Such insurance policies shall not contain an "aggregate" claims limitation. The insurance shall be written by an insurance company approved by Lessor and authorized to do business by the state where the Leased Premises are located, and copies of the paid-up policies evidencing such insurance or a certificate of insurance certifying to the issuance of such policies shall be delivered to Lessor simultaneously with the execution of this Lease and upon renewals, no less than 30 days prior to the expiration of such coverage.

  2. Lessee will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will contravene the insurance policies required hereunder or

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  which will prevent Lessor (in the event of a default by Lessee)
  from procuring such policies in companies acceptable to Lessor. Lessee indemnifies Lessor and agrees to hold it harmless from and against any and all claims, damages, liabilities and expenses in connection with (a) loss of life, personal injury or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, including the person and property of Lessee, and its employees and all persons in the Leased Premises at its or their invitation or with their consent, (b) the occupancy or use by Lessee of the Leased Premises or any part thereof, or (c) occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, customers or licensees. All property kept, stored, or maintained in the Leased Premises shall be so kept, stored, or maintained at the risk of Lessee only. If Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall hold Lessor harmless and shall pay all costs, expenses and reasonable attorneys, fees incurred or paid by Lessor in connection with such litigation, upon demand by Lessor.

  3. Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liabilities whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried at the time of such loss, damage or injury to the extent of any recovery by the insured party under such insurance.


  V.    USE AND MAINTENANCE OF LEASED PREMISES
        --------------------------------------

  1. At the commencement of the term, Lessee shall accept the building, improvements, and any equipment on or in the Leased Premises, in their existing condition. No representation, statement or warranty, express or implied, has been made by or on behalf of Lessor as to such condition, or as to the use that may be made of such property. Any warranties for any equipment on or in the Leased Premises that is assignable by Lessor is hereby assigned to Lessee.

  2. Lessee shall have the peaceful and quiet enjoyment of the Leased Premises without hindrance on the part of Lessor, and Lessor will warrant and defend Lessee in such peaceful and quiet enjoyment of the Leased Premises against the lawful claims of all persons claiming by, through or under Lessor.

  3. Lessee agrees to make all necessary repairs to the roof and structural parts of the Leased Premises. Lessee covenants throughout the term hereof, at its sole cost and expense, to keep and maintain the Leased Premises and all fixtures and equipment therein, including all plumbing, sprinkler, heating, air

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  conditioning, electrical, gas and like fixtures and equipment, also the window glass, and the ceilings, doors and door frames, windows and window frames, and inside walls of the Leased Premises, and all signs of Lessee erected outside of the Leased Premises, in good repair, order and condition, making all repairs thereto as may be required, all repairs to be of the same quality, design and class as the original work. At the expiration of this Lease, Lessee shall surrender the Leased Premises in the condition in which they existed on the date hereof, and broom clean, reasonable wear and tear, acts of God and other such casualties excepted. Lessor shall not be required to make any improvements or repairs of any kind upon the Leased Premises, except improvements or repairs required by law which do not arise as a result of Lessee's particular use of the Leased Premises.

  4. Lessee may place and maintain in and about the Leased Premises such neat and appropriate signs advertising its business as it shall desire. Upon the termination of this Lease, Lessee shall remove all signs and repair any damage to the Leased Premises caused by the erection, maintenance, or removal of the signs.

  5. Lessee may use and occupy the Leased Premises for any lawful purpose and may conduct thereon any lawful business. Except as otherwise provided in the Purchase Agreement in relation to environmental matters which are the responsibility of Lessor, Lessee shall comply with and observe all laws, ordinances or regulations of duly constituted public authorities, which are now or which may hereafter be enacted or promulgated, and which in any manner affect the Leased Premises or the use thereof including, without limitation, any federal, state, county, or municipal authority law, ruling order, decree, regulation, permit or other environmental or hazardous waste requirement relating to health, safety, pollution, hazardous or toxic waste, materials or substances, environmental or other similar matters. Lessee shall, however, be entitled to a reasonable opportunity to contest the validity of any such laws, ordinances or regulations adversely affecting its use or occupancy of the Leased Premises, provided Lessee shall give such reasonable security to Lessor as may be reasonably demanded by Lessor to insure against any loss which might be suffered by Lessor by reason of such contest. Lessee shall, in all events, indemnify and hold harmless Lessor from the consequence of any violation of such laws, ordinances or regulations. Lessee, at its own expense, shall install and maintain fire extinguishers and such other fire protection and health and safety devices as may be required from time to time by any governmental agency having jurisdiction thereof and the insurance underwriters insuring the Leased Premises. Lessee further agrees to comply with any and all other present or future requirements of the insurance underwriters insuring the Leased Premises.

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  6.    Lessee shall not permit any mechanic's, laborer's,
  materialmen's or other liens to remain outstanding against the Leased Premises for any labor performed or material furnished to or at the instance of Lessee, or claimed to have been so performed or furnished. Lessee, or claimed to have been performed or furnished. Lessee may, however, contest the validity of any such lien or claim, provided Lessee shall give reasonable security to Lessor as may be reasonably demanded by Lessor to insure the payment of such lien or claimed lien and to prevent any sale, foreclosure or forfeiture of the Leased Premises or any part thereof by reason of such lien or claim, and to indemnify Lessor against any loss, reasonable attorney's fees or other costs and expense suffered or incurred by Lessor as a result of such contest of such lien or claim. Upon the final determination of the validity of any such lien or claim, Lessee shall immediately pay any judgment or decree rendered in favor of the lienor or claimant.

  7. During the last six (6) months of this Lease, Lessee shall permit Lessor to exhibit the Leased Premises to prospective tenants and to place upon the exterior and in the front window a "For Rent" or "For Lease" sign.


  VI.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS
        ---------------------------------------

  1. Lessee shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Leased Premises or add, disturb or in any way change any plumbing or wiring therein without the prior written consent of Lessor as to the character of the alterations, additions or improvements to be made, the manner of doing the work, and the persons to do the work; provided, however, if no damage to Lessor's Fixtures will result, then Lessor's written consent shall not be required for alterations, additions and improvements not exceeding $100,000, or for the installation of new machinery and equipment which Lessee deems necessary or expedient. Lessee shall in any event surrender the Leased Premises at the time of the expiration or sooner termination of this Lease in the condition existing prior to the making of any such unauthorized alteration, addition or improvement. Lessee shall in all events be responsible for repairing any damage caused to the Leased Premises by virtue of any alteration, addition or improvement installed by or on behalf of Lessee. Lessee indemnifies and agrees to hold Lessor harmless from any liability, loss, cost, damages or expenses (including attorneys' fees) by reason of any alterations, repairs, additions or improvements made by Lessee to the Leased Premises shall be deemed to have attached to the leasehold and to have become the property of Lessor upon such attachment, and upon expiration of this Lease or any renewal term thereof, Lessee shall not remove any of such alterations, additions and improvements, except that trade fixtures installed by Lessee may be removed if all rents

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  due hereunder are paid in full and Lessee is not otherwise in default hereunder; provided, however, that Lessor may designate by written notice to Lessee those alterations and additions which shall be removed by Lessee at the expiration or termination of this Lease and Lessee shall promptly remove the same and repair any damage to the Leased Premises caused by such removal. Lessee retains all rights to utilize depreciation deductions with respect to all alterations, additions or improvements made at Lessee's expense.

  2. All alterations, additions or improvements not constituting leasehold improvements and any leasehold improvements excluded from this Lease by written notice by Lessee to Lessor given prior to their installation shall remain the property of Lessee, shall not be subject to this Lease, and may be removed at any time. Lessee retains all rights to utilize depreciation deductions with respect to all alterations, additions or improvements made at Lessee's expense.


  VII.  DESTRUCTION OR CONDEMNATION OF PREMISES
        ---------------------------------------

  1. If the Leased Premises are totally or partially destroyed or rendered substantially unfit for their accustomed use by fire or other casualty, then Lessee, at its own cost and expense, shall restore or repair the Leased Premises as soon as practicable to at least as good a condition as existed immediately prior to such casualty, and for that purpose shall be entitled to the benefit of all insurance provided for by Article IV hereof covering such destruction or damage. All such restorations and repairs shall be made upon terms and conditions satisfactory to Lessor and approved in writing by Lessor. If Lessee has not begun to adjust and compromise any claims under the insurance provided for by Article IV hereof within 15 days after the occurrence of such casualty, or does not diligently pursue the adjustment and compromise of such claims or the collection and receipt of the same, Lessor shall have the right, but not the obligation, to adjust and compromise any claims under such insurance, collect and receive the proceeds thereof, and execute and deliver all proofs of loss, receipts, vouchers and releases in connection with such claims. Lessee shall pay to Lessor, upon demand, all costs and expenses (including, without limitation, attorneys' and fees and disbursements) incurred by Lessor in connection with obtaining such proceeds. If Lessor collects and receives the proceeds of such insurance, then Lessor shall have the option, in its sole discretion, to terminate this Lease or to promptly repair the damage to the Leased Premises as soon as practicable to at least as good a condition as existed immediately prior to such casualty. In no event shall Lessor be required to repair or replace Lessee's inventory, trade fixtures, furnishings, equipment or other personal property. If the amount of the insurance proceeds (whether used by Lessee or by Lessor to

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  repair the damage to the Leased Premises) is insufficient to pay the costs of necessary repairs, replacement or rebuilding the Leased Premises, then Lessee shall pay any additional amount required, including, without limitation, all costs and expenses incurred by Lessor, if Lessor has the right and elects to repair, replace, or rebuild the Leased Premises. Except during the last year of the Lease term, or the last year of any extended term, damage to or destruction of any material portion of the Leased Premises so that Lessee is unable to continue the use of the Leases Premises as contemplated herein by fire, the elements, or any other casualty or cause whatsoever shall not terminate this Lease, or entitle Lessee to surrender the Leased Premises, or to any abatement of or reduction in rent payable by Lessee Hereunder, or otherwise affect the respective rights and obligations of the parties hereto, except as specifically provided in this Section.

  2. If the whole of the Lease Premises shall be taken by any public authority under the power of eminent domain, or if less than the whole shall be taken and the remaining portion thereof shall be unfit for use by Lessee for its purposes ( or for such other use as was being made of the Leased Premises at the time of such condemnation), then the term of this Lease shall cease as of the date possession shall be taken by such public authority and the rent shall be paid up to that date with a proportionate refund by Lessor of such rent as may have been paid in advance for a period subsequent to the date of the taking. If less than the whole shall be taken by any public authority under the power of eminent domain, leaving a remaining portion sufficient for use by Lessee for its purposes, then the term of this Lease shall cease only on the part so taken as of the date possession shall be taken by such public authority and Lessee shall pay rent up to that date, with an appropriate refund by Lessor of such rent as may have been paid in advance for a period subsequent to the date of taking, and Lessee shall continue in possession of the remainder of the Leased Premises and all of the terms herein provided shall continue in effect, except that the annual rent shall be reduced in proportion to the amount of the Leased Premises taken. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to and be the property of Lessor, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Leased Premises; provided, however, that Lessor shall not be entitled to the award make for depreciation to, and costs or removal of Lessee's inventory, trade fixtures, equipment, or other personal property and relocation expenses. Notwithstanding anything to the contrary contained in this section, Lessor shall have the right to sell the Leased Premises to the condemning public authority prior to any actual taking and terminate this Lease.



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  lll.  ASSIGNMENTS AND SUB-LEASES
        ---------------------------

  1. Lessee shall not assign or transfer this Lease or sublease the whole or any part of the Leased Premises to a person not an affiliate of Lessee without prior written consent of the Lessor, which consent shall not be unreasonably delayed or withheld.

  2. Lessor shall have the right at any time and without prior notice to Lessee to sell, dispose of, or encumber the Leased Premises, subject, however, to all of the terms, covenants and conditions of this Lease, except as otherwise provided herein.


  IX.   DEFAULTS AND REMEDIES
        ---------------------

  1. If Lessee, at any time during the term of this Lease (and regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency, or other legal or equitable proceedings, which have or might have the effect of preventing Lessee from complying with the terms of this Lease), (a) shall default in the payment of any installment of rent or other sum required to be paid by Lessee under the provisions hereof for a period of ten (10) days; (b) shall default in the performance or observance of any of the terms, covenants, conditions or obligation hereunder, and such default shall have not been cured or the cure of such default shall not have commenced within thirty (30) days after Lessor shall have given written notice to Lessee specifying such default or defaults, or (c) (1) files or has filed against it a petition in bankruptcy under federal or state law, (2) applies or has an application filed against it for the appointment of a receiver for all or substantially all of its assets, (3) makes a general assignment for the benefit of creditors, or (4) fails generally to pay its debts as they become due, then, Lessor, besides other rights or remedies it may have, it shall have the right to declare this Lease terminated and the term ended, and shall have the immediate right or reentry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, with evidence of notice and resort to legal process. If Lessor elects to reenter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable. Upon each such reletting, all rent and other amounts received by Lessor from such reletting shall be applied, first to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder; and the remainder, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If such rent and other amounts received form such reletting during any month be less than that to be paid during the month by Lessee hereunder, Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Leased Premises by Lessor shall be construed as and election on its part to terminate this Lease unless a written notice of intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may, at any time hereafter, elect to terminated this Lease for such previous breach. If Lessee at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor, In determining the rent which will be payable by Lessee hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the annual rent, together with the average of all other charges payable hereunder. Lessor shall also have the right, without reentering the Leased Premises or terminating this Lease, to sue for and recover all rent and other amounts, including damages, at any time or from time to time accruing hereunder.

  2. No right or remedy granted or reserved to Lessor hereunder shall be deemed to be exclusive of any other or additional right or remedy available to Lessor at law or in equity or under statute.

  3. If Lessee shall default in the performance of any of the terms, covenants, agreements or conditions to be performed by Lessee under the provisions hereof, Lessor may, at its election perform such covenant, agreement or condition for the account, and at the expense, of Lessee, after first giving written notice to Lessee of its intention so to do. If Lessor at any time elects to pay any sum or do any act which requires the payment of any sum or entails any expense by reason of the failure of Lessee to perform such covenant or condition, or if Lessor is compelled to incur any expense, including reasonable attorney's fees, in commencing, prosecuting or defending any action or proceeding instituted by reason of any default of Lessee, the sum or sums so paid and the expenses and reasonable attorney's fees so incurred shall be due from Lessee, on the date next following the incurring of such expenses or the payment of such sum or sums, upon which a monthly installment of rent is due under the terms hereof.

  4. If Lessee holds over or remains in possession of the Leased Premises after the expiration of the term of this Lease, or after any prior termination thereof, without any written agreement being made or entered into between Lessor and Lessee, such holding over or continued possession shall be deemed to be a tenancy from month to month at the same monthly rental payable hereunder for the month immediately preceding the month in which this Lease expires or terminates, together with such additional costs and charges as were payable by Lessee for such preceding month, and otherwise upon the terms and conditions of this Lease, and such tenancy shall be terminable at the end of any month by either party upon notice as provided by law then applicable to month to month tenancies.


  X.    INDEMNIFICATION AND EXONERATION
        -------------------------------

  1. Lessee shall defend, indemnify and hold Lessor harmless form and against any claim, loss, expense or damage to any person or property in or upon the Leased Premises arising out of Lessee's use or occupancy of said Leased Premises, or any act or neglect of Lessee or Lessee's servants, employees or agents, or any change, alteration or improvement made by Lessee in the Leased Premises unless caused by or resulting from the negligence of Lessor or its agents, servants, or employees in the operation or maintenance of the Leased Premises.

  2. All of the Lessee's personal property of every kind which may at any time be in the Leased Premises shall be at Lessee's sole risk, or at the risk of those claiming under Lessee.

  XI.   NOTICES
        -------

  Any notice provided for herein shall be given by Certified Mail, Return Receipt Requested, with postage prepaid, addressed as follows if to Lessor: Omni Center, 26877 Northwestern Highway, Southfield, Michigan 48076, and if to Lessee: to the Leased Premises with a copy to : Wickes Companies, Inc., 3340 Ocean Park Boulevard, Suite 2000, Santa Monica, California 90495,
  Attention: Ronald D. Strongwater, Senior Vice President; Wickes Companies, Inc., 1400 South Wolf Road, Building 200, Wheeling, Illinois 60090.

  The address to which notices shall be mailed may be changed from time to time by either party upon written notice to the other.

  XII.  MODIFICATION-SUCCESSORS IN INTEREST
        -----------------------------------

  This Lease shall not be modified, nor shall any of the terms and conditions hereof in any manner be changed, suspended,or cancelled, except by written agreement signed by the Parties hereto. This Lease shall be binding upon and inure to the benefit of the successors in interest of the parties hereto.


  XIII.CONSENTS
       --------

  All consents and/or approvals required to be given by Lessor or Lessee shall not be unreasonably withheld or delayed.


  XIV.  TWO RENEWAL TERMS
        -----------------

  1. Lessee shall have an option to renew this Lease for two consecutive terms of five (5) years upon the same terms and conditions, except for rent, as are provided herein.

  2. Each of said options shall be exercised by Lessee giving notice by certified mail to Lessor, return receipt requested, at least six (6) months before the expiration of the then-existing term. It shall be a condition of the exercise of either or the foregoing options that at the time of the exercise of said option Lessee shall not be in default hereunder.

  3. During the renewal terms, Lessee agrees to pay to Lessor annual rent to the computed as follows:

        (a)  "The United State Bureau of Labor Statistics Price
  Index For All Items for the City of Toledo, Ohio" hereinafter referred to as the "index" shall be used to determine the annual rent payable to Lessor during the renewal terms.

        (b) To determine the rent during the first renewal term, the average index for the first six months or the original term of this Lease shall be used as the denominator; the average index for the last six months of the fourteenth (14th) year of the original term of this Lease shall be used as the numerator; this fraction shall be multiplied by the annual rent set forth in
  Article III. The resulting amount shall be the amount of the annual rent during the first renewal term except that it shall not be less than the annual rent set forth in Article III.

        (c) To determine the annual rent for the second renewal term, the average index for the first six months of the first renewal term of this Lease shall be used as the denominator; the average index for the last six months of the fourth (4th) year of the first renewal term of this Lease shall be used as the numerator; this fraction shall be multiplied by the annual rent during the first renewal term. The resulting amount shall be the amount of the annual rent during the second renewal term except that it shall not be less than the annual rent during the first renewal term.


  XV.   RIGHT OF FIRST REFUSAL
        ----------------------

  1. If at any time during the term of this Lease, Lessor shall receive a bona fide offer from any other person, partnership, corporation or trust to purchase the Leased Premises, Lessor shall send Lessee a copy of the proposed contract (except for the name of the buyer) and notify Lessee of the intention of Lessor to accept the same. Lessee shall have the right within twenty
  (20) days to accept the terms of the said contract in its own name or in the name of a nominee, for the gross purchase price and on the terms specified in said contract. If Lessee shall not so elect within the said period, Lessor may then sell the Leased Premises to said buyer provided the said sale is on the same terms and conditions and as for the price set forth in the said contract sent to Lessee.

  2. In the event Lessee fails to execute the aforesaid right of first refusal in connection with a proposed sale, then such right shall be extinguished upon the consummation of said sale;
  however, if such sale is not consummated within six months, the right of first refusal shall remain in effect.


  XVI.  NON-DISTURBANCE
        ---------------

  So long as Lessee pays the rent reserved under this Lease and fulfills the obligations on its part to be performed hereunder, Lessor shall not make Lessee a party in any action to terminate this Lease or to remove or evict Lessee and Lessee shall enjoy the Leased Premises without Interruption by Lessor, any mortgagee, or any other person, firm or corporation claiming under either of them.


  XVII.ATTORNMENT AND SUBORDINATION
       ----------------------------

  1. Lessee shall, in the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Lessor covering the Leased Premises, attorn to the Purchaser upon any such foreclosure or sale and recognize such Purchaser as Lessor under this Lease.

  2. Lessee agrees that this Lease shall, at the request of Lessor, be subordinated to any mortgages that may hereafter be place upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagees named in such mortgages shall agree to recognize this Lease in the event of foreclosure if Lessee is not in default hereunder. Lessee agrees that upon the request of Lessor or any mortgagee of Lessor, it shall execute whatever instruments may be required to carry out the intent of this paragraph.

  3. Lessee agrees, within 10 days after request hereof by Lessor, to execute in recordable form and deliver to Lessor a statement, in writing, certifying to Lessor, any mortgagee of Lessor, or any purchaser of the Leased Premises; (a) that this Lease is in full force and effect; (b) the term of this Lease;
  (c) that rent is paid currently without any set-off or defense thereto; (d) the amount of rent, if any, paid in advance; (e) that there are no uncured defaults by Lessor or stating those claimed by Lessee; and (f) such other information as Lessor may reasonable request; provided that, in fact, such facts are accurate and ascertainable.

  4. Failure of Lessee to execute any of the instruments set forth in this article XVII within 15 days of the mailing of a written request to do so by Lessor, shall constitute a breach of this Lease and Lessor may, at its option, cancel this Lease and terminate Lessee's interest herein.


  XVIII.MISCELLANEOUS
        -------------

  1. One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee. No breach of a covenant or a condition of this Lease shall be deemed to have been waived by Lessor, unless such waiver shall be in writing signed by Lessor.

  2. This Lease and all attachments hereto and the Purchase Agreement and the Promissory Agreement of even date herewith given by Wickes Companies, Inc. to Lessor, set forth all of the covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Lease Premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties other than are set forth herein and the Purchase Agreement of even date herewith between Lessor and Lessee.

  3. If Lessor transfers its interest in the Leased Premises, the transferor shall be automatically relieved of any and all obligations on the part of Lessor accruing form and after the date of such transfer provided that notice of such sale or transfer shall be delivered to Lessee as required by law.

  4. Any amount due form Lessee to Lessor hereunder which is not paid when due shall bear interest at rate or 12% per annum form the date due until paid. The payment of such interest shall not excuse or cure any default by Lessee under this Lease.

  5. This Lease shall be governed by, and construed in accordance with, the laws of the state where the Leased Premises are located. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease, unless the intent of this Lease will be substantially frustrated by such partial invalidation.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers thereunto duly authorized as of the day and year first above written.







































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